UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 18, 2023 (August 18, 2023)

RUNWAY GROWTH FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 N. Michigan Ave., Suite 4200

Chicago, Illinois 60601

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 281-6270

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market LLC
7.50% Notes due 2027	RWAYL	Nasdaq Global Select Market LLC
8.00% Notes due 2027	RWAYZ	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on July 10, 2023, Brian Laibow informed the Board of Directors (the “Board”) of Runway Growth Finance Corp., a Maryland corporation (the “Company”), of his intent to resign as a director of the Company, effective upon the appointment by the Board of another nominee of OCM Growth Holdings, LLC, (“OCM”) in accordance with the Stockholder Agreement between the Company and OCM, dated December 15, 2016 (the “Stockholder Agreement”). Mr. Laibow’s decision to resign from the Board was not due to any disagreements with the Company relating to the Company’s operations, policies or practices.

On August 18, 2023, the Board elected Gregory M. Share as a director, effective immediately, to fill the vacancy created by Mr. Laibow’s resignation. Mr. Share was nominated by OCM pursuant to the Stockholder Agreement and will serve for the remainder of Mr. Laibow’s term as a Class III director of the Company and until the earlier of (i) the expiration of the term of Class III directors at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”) or (ii) the next annual meeting of shareholders, and until Mr. Share’s successor has been duly elected and qualified. Mr. Share has been a managing director in Oaktree’s Global Opportunities group in Los Angeles since 2021. Mr. Share has served as Chairman of Ambina Partners, a firm that invests primarily in U.S.-based private software and financial services companies, since 2020. From 2015 to 2020, Mr. Share served as Managing Partner of Ambina Partners. From 2008 to 2015, Mr. Share was a partner at Moelis & Company’s Moelis Capital Partners. From 2003 to 2008, he served as a managing director in private equity at Fortress Investment Group. Mr. Share began his career at Lazard Freres & Co. as an analyst in mergers & acquisitions before moving on to Madison Dearborn Partners, first as an associate, and then as a vice president. In 2017, Mr. Share joined the board of directors of Kinsale Capital Group Inc. [NASDAQ: KNSL]. He received a B.S. in economics magna cum laude from the Wharton School of the University of Pennsylvania with a dual concentration in finance and decision science. Mr. Share is a CFA charterholder. The Board believes that Mr. Share’s extensive investment and management experience provides the Board with knowledge and expertise on these and other matters, thus qualifying him to serve as a member of the Board.

In connection with Mr. Share’s election to the Board, the Company and Mr. Share will enter into an Indemnification Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2023	RUNWAY GROWTH FINANCE CORP.

	By:	/s/ Thomas B. Raterman
Thomas B. Raterman
Acting President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary